EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We have issued our reports dated November 7, 1995 accompanying the consolidated financial statements and schedules incorporated by reference or included in the Annual Report of J & J Snack Foods Corp. and Subsidiaries on Form 10-K for the year ended September 30, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statement of J & J Snack Foods Corp. and Subsidiaries on Form S-8 ( File No. 33-87532, effective December 16, 1994 and File No. 33-50036, effective July 24, 1992).




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                                                 GRANT THORNTON LLP





Philadelphia, Pennsylvania
December 21, 1995




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